UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

November 2, 2022

Dear Fellow Shareholder,

We have less than one week before the Special Meeting of Virtus Artificial Intelligence & Technology Opportunities Fund (“AIO”) scheduled to be held on November 10th.

Based on feedback from fellow AIO shareholders, we learned that many investors believe their shares will ultimately be voted by their Financial Advisor. Please note this is not the case. The new sub advisory agreement proposal can only be voted by the shareholder. We are less than 3% away from obtaining the votes needed.

We understand that you may have thought your Financial Advisor would vote your shares and/or you don’t have an opinion on voting on the proposal, but it would be helpful to your fellow shareholders who have voted if you could at a minimum vote to ABSTAIN. We believe it is a positive solution to ensure that the meeting can be held on November 10th and the proposal meets the vote requirement.

Because of the short time to November 10th, please follow the instructions on your proxy card to vote by internet or phone. Or you can mail your executed proxy card in the return envelope.

If you have any questions regarding the shareholder meeting or you need assistance in voting, please contact our proxy solicitor, Di Costa Partners at 1-833-288-9331.

Thank you,

George R. Aylward

President and Chief Executive Officer, Virtus Closed-End Funds

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